BOWLES FLUIDICS CORPORATION
PART II.  OTHER INFORMATION

Item 6. (a) EXHIBIT 11 - CALCULATION OF EARNINGS PER SHARE


  A. PRIMARY EARNINGS PER COMMON SHARE AND COMMON EQUIVALENT SHARES

                                                        For the three months ended         For the nine months ended
                                                        July 27,           July 29,         July 27,         July 29,
                                                          1996               1995             1996             1995
                                                     --------------    --------------   ---------------   ---------------
Calculation of Net Income

         Net income/(loss) per books                  $   (18,774)     $   311,308         $   572,031      $ 1,311,638

         Less:  Dividends on convertible
                     preferred stock                       18,662           18,662              55,986           55,986
                                                       ----------       ----------          ----------       ----------

              Net income/(loss) as adjusted           $   (37,436)     $   292,646         $   516,045      $ 1,255,652
                                                       ==========       ==========          ==========       ==========

Calculation of Outstanding Shares

         Weighted average of common
           shares outstanding                          12,610,011       12,590,011          12,610,011       12,590,011

         Add:  Assumed exercise of stock
                    options                                78,457          124,856              91,233          108,836
                                                       ----------       ----------          ----------       ----------

         Number of common shares
           outstanding adjusted                        12,688,468       12,714,867          12,701,244       12,698,847
                                                       ==========       ==========          ==========       ==========


Primary earnings per common share                     $       .00      $       .02         $       .04      $       .10
                                                       ==========       ==========          ==========       ==========

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

BOWLES FLUIDICS CORPORATION
PART II.  OTHER INFORMATION

Item 6. (a) EXHIBIT 11 - CALCULATION OF EARNINGS PER SHARE (continued)

  B.   FULLY DILUTED EARNINGS PER SHARE

                                                        For the three months ended         For the nine months ended
                                                         July 27,         July 29,          July 27,          July 29,
                                                           1996             1995             1996               1995
                                                     ---------------   --------------   --------------    ---------------
         Net Income/(loss) per books                   $   (18,774)     $   311,308      $   572,031        $ 1,311,638
                                                        ==========       ==========       ==========         ==========


         Weighted average of common
              shares outstanding                        12,610,011       12,590,011       12,610,011         12,590,011

         Add:  Assumed conversion of
                   preferred stock                       3,732,320        3,732,320        3,732,320          3,732,320
                 Assumed exercise of stock
                   options                                  78,457          128,276           91,233            128,276
                                                        ----------       ----------       ----------         ----------


                 Number of shares                       16,420,788       16,450,607       16,433,564         16,450,607
                                                        ==========       ==========       ==========         ==========


         Fully diluted earnings
           per share                                   $       .00      $       .02      $       .03        $       .08
                                                        ==========       ==========       ==========         ==========

                                       12